UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUVEEN INVESTMENT TRUST II
(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
333 West Wacker Drive, Chicago, IL 60606
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED	I.R.S. EMPLOYER IDENTIFICATION NUMBER

Nuveen Dividend Growth Fund: ETF Class Shares	NYSE Arca, Inc.	20-4207876

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--

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If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--

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Securities Act registration statement file number to which this form relates: 333-33607.

Securities to be registered pursuant to Section 12(g) of the Act:

None
TITLE OF EACH CLASS TO BE REGISTERED

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

A description of the shares is set forth in Post-Effective Amendment No. 211 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-33607; 811-08333), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 14, 2026 (EDGAR Accession No. 0001193125-26-223786). Any additional amendment or form of supplement to the Registrant’s Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated by reference herein.

ITEM 2.   EXHIBITS

A.

Registrant’s Amended and Restated Declaration of Trust dated May 1, 2026, is incorporated herein by reference to Exhibit (a)(1) of Post-Effective Amendment No. 211 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-33607 and 811-08333), as filed with the SEC via EDGAR Accession No. 0001193125-26-223786 on May 14, 2026.

B.

Registrant’s Amended and Restated Establishment and Designation of Classes dated April 30, 2026, is incorporated herein by reference to Exhibit (a)(2) of Post-Effective Amendment No. 211 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-33607 and 811-08333), as filed with the SEC via EDGAR Accession No. 0001193125-26-223786 on May 14, 2026.

C.

Registrant’s Amended and Restated Designation of Series dated December 15, 2025, is incorporated herein by reference to Exhibit (a)(3) of Post-Effective Amendment No. 211 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-33607 and 811-08333), as filed with the SEC via EDGAR Accession No. 0001193125-26-223786 on May 14, 2026.

D.

Registrant’s By-Laws, amended and restated as of October 20, 2021, are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 193 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-33607 and 811-08333), as filed with the SEC via EDGAR Accession No. 0001193125-21-310789 on October 28, 2021.

E.

Form of Authorized Participant Agreement with Nuveen Securities, LLC is incorporated herein by reference to Exhibit (e)(5) of Post-Effective Amendment No. 211 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-33607 and 811-08333), as filed with the SEC via EDGAR Accession No. 0001193125-26-223786 on May 14, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NUVEEN INVESTMENT TRUST II

Date: May 15, 2026

By:	/s/ Diana R. Gonzalez
Diana R. Gonzalez
Vice President and Assistant Secretary